UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 7, 2017

EMERGENT CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5355 Town Center Road, Suite 701 Boca Raton, Florida	33486
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (561) 995-4200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Master Transaction Agreements
On April 7, 2017, Emergent Capital, Inc. (the “Company”) entered into a series of Amendments to Master Transaction Agreements (the “Amendments”), which amend each Master Transaction Agreement made as of March 15, 2017, as amended to date and from time to time (collectively, the “Agreements”), by and between the Company, PJC Investments, LLC, a Texas limited liability company (“PJC”), and the Consenting Convertible Note Holders party to each Agreement (“Consenting Holders”).
The purpose of the Amendments was to, among other things, modify the definitions of “Common Stock Purchase Agreement,” “Convertible Note Exchange Offer,” “Warrant,” and “Warrant Shares” in order to (i) change the purchase price or exercise price, as applicable, of shares of the Company’s common stock being issued under such transactions (the “Common Stock”) from $0.25 per share to $0.20 per share and (ii) increase the aggregate number of shares of Common Stock being issued under such transactions by 20%. Accordingly, the form of each the Common Stock Purchase Agreement and the Warrant attached as Exhibits A and E to the Agreements were deemed amended to reflect the foregoing modifications.
Additionally, the Amendments added a covenant to each Agreement in order to conform to certain provisions of the Participation Agreement, as described below.
Exchange Participation Agreement

On or about April 7, 2017, the Company entered into an Exchange Participation Agreement (the “Participation Agreement”) with holders (the “Consenting Senior Note Holders”) representing 100% of the aggregate outstanding principal amount of the Company's 15.0% Senior Secured Notes due 2018 (the “Senior Notes”).

Pursuant to the Participation Agreement, on or before the date that is five business days after the Company launches the exchange offer (the “Senior Note Exchange Offer”) offered to all holders of Senior Notes to exchange their Senior Notes for 8.5% Senior Notes due 2021 (the “New Senior Notes”) issued under the indenture governing the New Senior Notes (the “New Senior Note Indenture”), each Consenting Senior Note Holder agreed to on or before the date that is five business days after the Company launches the Senior Note Exchange Offer (i) tender all of the Senior Notes it holds into the Senior Note Exchange Offer in exchange for New Senior Notes to be governed by the New Senior Note Indenture, and (ii) enter into a Senior Note purchase agreement with PJC or the Investor to sell 100% of the aggregate principal amount of the New Senior Notes that are to be issued to such Consenting Senior Note Holder at a price equal to 100% of the face amount of each New Senior Note purchased. Contemporaneously with the closing of all the transactions contemplated by the Agreements, including the closing of the Senior Note purchase agreement (the “Closing Date”), the Company agreed to pay each Consenting Senior Note Holder 5.0% of the face amount of the Senior Notes held by such Consenting Senior Note Holder, plus all accrued but unpaid interest under such Senior Notes through the Closing Date (the “Sale Participation Fee”).

However, in the event the Company elects not to launch the Senior Note Exchange Offer, (i) each Consenting Senior Note Holder agreed to enter into a Senior Note purchase agreement with PJC or the Investor to sell at the closing of all the transactions contemplated by the Agreements 100% of the Senior Notes it holds at a price equal to the face amount of each

Senior Note in lieu of participating in the Senior Note Exchange Offer and (ii) at the Closing Date, the Company agreed to pay the Sale Participation Fee to the Consenting Senior Note Holders. In such event the Company elects not to launch the Senior Note Exchange Offer, the Company has agreed to amend and restate the existing indenture governing the Senior Notes to conform in substantially identical terms to the terms of the New Senior Notes as set forth in the New Senior Note Indenture under the Agreements.
The transactions contemplated by the Agreements and Participation Agreement are expected to close in the second quarter of 2017, although the consummation of such transactions are subject to multiple conditions and there can be no assurance that such transactions will close on a timely basis or at all.

The foregoing description of the Amendment and the Participation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Amendment and Participation Agreement, each of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2017.

Item 7.01	Regulation FD Disclosure.

The Company updated its total maturities for the quarter ended March 31, 2017. As of that time, the Company had three maturities totaling $20.15 million.

In addition, the Company projects that as of March 31, 2017, through the maturity date of all of the policies held by the Company, the aggregate amount of cash that will be distributed to the Company as a result of death benefits for each policy in the Company’s portfolio, based on the life expectancies at the time of calculation and subject to other factors that could cause such projections to change, and as currently permitted under the debt facilities to which the Company or its affiliates are a party, is projected to be in a range of approximately $574 million to $602 million. The foregoing projected range will necessarily change based on changes to premiums paid, changes in life expectancies, interest rate variability and other changes. For example, the chart attached as Exhibit 99.1 to this Form 8-K sets forth such projected cash distributions as of December 31, 2016, which were at that time projected to be higher than they were projected to be at March 31, 2017. The Company does not anticipate updating these projected cash distribution amounts in the future, and the Company can provide no assurance that the Company will receive cash distributions in the amounts projected.

This Form 8-K, including the exhibit thereto, includes certain non-public information about the Company’s financial projections. These financial projections contain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to projections of the Company’s future cash flow as a result of death benefits for each policy in the Company’s portfolio and are based upon life expectancies at the time of calculation, financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete and which are difficult to predict and may be beyond the Company’s control. As a result, there can be no assurance that the projections will be realized or that actual results will not be significantly higher or lower than projected. The inclusion of financial projections in this Form 8-K should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. In addition to the risks and uncertainties noted in this Form 8-K, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made, including (i) premiums paid, (ii)

changes in life expectancies, (iii) interest rate variability, and (iv) other risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in the Company's other filings with the U.S. Securities and Exchange Commission, which can be found on the Company’s web site (www.emergentcapital.com). The financial projections included in this Form 8-K are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise this information, whether as a result of new information, future events or otherwise.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise subject to liability of that section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibit

99.1	Financial Projections, dated December 31, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
April 12, 2017

EMERGENT CAPITAL, INC.
(Registrant)

By:	/s/ Christopher O'Reilly
Christopher O'Reilly
General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Exhibit Title
99.1	Financial Projections, dated December 31, 2016.